UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Great Basin Scientific, Inc.

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GREAT BASIN SCIENTIFIC, INC.

2441 South 3850 West

Salt Lake City, UT 84120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                , 2015

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Great Basin Scientific, Inc. to be held at the Salt Lake City Marriott City Center, located at 220 South State Street in Salt Lake City, UT on Wednesday, May 27, 2015 at 9:00 a.m., local time. Directions to the annual meeting can be obtained at the following website http://client.irwebkit.com/gbscience. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

You may vote your shares by regular mail or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy card will ensure your representation at the Annual Meeting. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. Due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

The Annual Meeting is being held so that stockholders may consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect two Class I members to the Board of Directors to serve for a term of three years or until their successors are duly elected and qualified;

2.	to approve an amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. to increase the number of shares of authorized common stock from 50,000,000 to 200,000,000;

3.	to (i) approve an amendment to the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan to expand the aggregate number of shares of common stock that may be issued under all awards under the plan from 500,000 to 2,940,000, including a similar increase in the number of shares of common stock that may be issued under all incentive stock options under the plan, which is to account for the additional shares of Common Stock underlying our Series E Convertible Preferred Stock that will be eligible for conversion into shares of common stock in August 2015 or earlier if certain conditions are met, and (ii) add an evergreen provision to the plan whereby the amount of shares of common stock available under all awards under the plan will increase automatically, if necessary, each fiscal quarter based on the then-current amount of shares outstanding;

4.	to approve the performance measures available under the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986;

5.	to ratify the selection of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of Great Basin Scientific, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of Great Basin Scientific, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

The Board of Directors has fixed the close of business on April 15, 2015 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 15, 2015 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 2441 South 3850 West, Salt Lake City, UT 84120, beginning on May 5, 2015 and at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 27, 2015. The Notice of Annual Meeting of Stockholders, 2015 Proxy Statement, Proxy Card and 2014 Annual Report on Form 10-K are available under the Investor Relations page of our website at www.gbscience.com. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

On behalf of the Board of Directors and the officers and employees of Great Basin Scientific, Inc., I would like to take this opportunity to thank our stockholders for their continued support of Great Basin Scientific, Inc. We look forward to seeing you at the meeting.

Sincerely,

Ryan Ashton
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT	1

EXECUTIVE OFFICERS AND DIRECTORS	3

BOARD OF DIRECTORS	6

EXECUTIVE COMPENSATION	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	17

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

AUDIT COMMITTEE REPORT	21

PROPOSAL 1: Election of Two Class I Directors	22

PROPOSAL 2: Approval and Adoption of Amendment to Seventh Amended and Restated Certificate of Incorporation	23

PROPOSAL 3: Approval of Amendment to the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan; and	25

PROPOSAL 4: Approval of the performance measures available under the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986	25

PROPOSAL 5: Ratification of the selection of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015	35

STOCKHOLDER PROPOSALS	36

OTHER MATTERS	37

APPENDIX A	A-1

APPENDIX B	B-1

PROXY STATEMENT

GREAT BASIN SCIENTIFIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Great Basin Scientific, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held Wednesday May 27, 2015 at the Salt Lake City Marriott City Center, located at 220 South State Street, Salt Lake City, Utah 84108 at 9:00 a.m., Mountain Time. Directions to the annual meeting can be obtained at www.http://client.irwebkit.com/gbscience.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT                     , 2015.

At the Annual Meeting, the stockholders of the Company will be asked to vote on five proposals. Proposal 1 is the election of two Class I directors to serve on the Company’s Board of Directors. Proposal 2 is to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the number of shares of authorized common stock from 50,000,000 to 200,000,000. Proposal 3 is to (i) approve an amendment to the Company’s Omnibus Incentive Plan to expand the aggregate number of shares of common stock that may be issued under all awards under the plan from 500,000 to 2,940,000, including a similar increase in the number of shares of common stock that may be issued under all incentive stock options under the plan, in order to reflect the increase in the effective shares of Common Stock outstanding upon the expected conversion of the shares of our Series E Convertible Preferred Stock that will be eligible for conversion into shares of common stock in August 2015 or earlier if certain conditions are met, and (ii) add an evergreen provision to the plan whereby the amount of shares of common stock available under all awards under the plan will adjust automatically each fiscal quarter. Proposal 4 is to approve the performance measures available under the Company’s 2014 Omnibus Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986. Proposal 5 is the ratification of the selection of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.

A proxy for use at the Annual Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1, and FOR all other proposals in accordance with the recommendation of the Board of Directors.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

April 15, 2015 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of February 28, 2015, 5,086,458 shares of our common stock (“Common Stock”) were issued and outstanding. Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.

The holders of a majority of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to approve the proposal. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

For Proposal 2, a majority of the outstanding stock entitled to vote is required to approve the proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

For Proposal 3, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

For Proposal 4, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

For Proposal 5, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is a list of the names, ages as of the Record Date and positions, and a brief account of the business experience of the individuals who serve as our executive officers and directors and the nominees for director.

Name	Age	Position
Ryan Ashton	55	President, Chief Executive Officer and Director
Robert Jenison	49	Chief Technology Officer and Senior Vice President of Research
Jeffrey Rona	46	Chief Financial Officer
David Spafford	54	Director and Executive Chairman
Kirk Calhoun	71	Director
Ronald Labrum	58	Director
Sam Chawla	40	Director

Nominees for Election to the Board as Class I Directors

David Spafford—Director and Executive Chairman. Mr. Spafford is a founding investor of Great Basin and has served as Chairman of our Board of Directors since its inception. Mr. Spafford was a co-founder, director and senior executive officer of Megahertz Corporation. Megahertz Corporation completed an initial public offering in 1993 and was acquired by U.S. Robotics in 1995 in a transaction valued at approximately $450 million. Since 1994 Mr. Spafford has focused on angel investing and philanthropic work.

We believe Mr. Spafford possesses specific attributes that qualify him to serve as a member of our Board of Directors and as our Executive Chairman, including the depth of his sales and marketing and operating experience and his intimate knowledge of our business as a founder, investor and member of the Board of Directors since our inception.

Kirk Calhoun—Director. Mr. Calhoun is a new candidate for our Board of Directors. Mr. Calhoun is a Certified Public Accountant (non-practicing) with a background in auditing and accounting. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun currently serves on the board and audit committee of Response Genetics, Inc. (NASDAQ: RGDX) and Ryerson Holding Corporation (NYSE: RYI). Mr. Calhoun has served previously on the boards and audit committees of five public companies in the pharmaceutical industry up until the dates of their respective sales, including Abraxis Bioscience, Inc., Myogen, Inc., Aspreva Pharmaceuticals Company, Replidyne, Inc. and Adams Respiratory Therapeutics, Inc. Mr. Calhoun also currently serves on the boards of three private companies, including NeuroSigma, Inc., a developer of products that treat major neurological and neuropsychiatric disorders such as epilepsy and depression. Mr. Calhoun received a B.S. in Accounting from the University of Southern California.

We believe that Mr. Calhoun brings to the Board experience and skills in finance, management and corporate governance, developed over his career in public accounting and through his service as an audit committee financial expert on various public company boards and his service as a director of other life sciences companies. Mr. Calhoun was recommended as a candidate for the Board of Directors by members of the Board based on these qualifications.

Continuing Class II Directors

Sam Chawla—Director. Mr. Chawla became a Director of the Company upon the completion of the Company’s initial public offering. Mr. Chawla is a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector. Mr. Chawla leads Perceptive’s Credit Opportunities Fund. Prior to joining Perceptive Advisors in 2013, Mr. Chawla was a Managing Director at UBS Securities LLC in the Global

Healthcare Group, where he led origination and execution of financing and advisory assignments for healthcare companies, with a focus on the diagnostics sector. Mr. Chawla’s investment banking experience centered on strategic advisory, including M&A buy-side and sell-side assignments, and financial advisory, including equity and debt capital raises, for both public and private healthcare companies. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse LLC, which he originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. Mr. Chawla is also a director of VBI Vaccines, Inc. (NASDAQ:VBIV) and Response Genetics, Inc. (NASDAQ:RGDX).

Mr. Chawla brings to the Board significant investment banking, mergers and acquisitions, financing and advisory expertise focusing on the healthcare sector, particularly in the diagnostic laboratory industry. Mr. Chawla’s experience and knowledge in these areas are important to the Board’s ability to help guide the Company in evaluating optimal short and long term strategic plans as well as providing insight and guidance in pursing growth through strategic opportunities.

Ronald Labrum—Director. Mr. Labrum became a Director of the Company upon the completion of the Company’s initial public offering in 2014. From 2007 until 2012, Mr. Labrum served as the Chief Executive Officer of Fenwal, Inc., a provider of products and technologies that support and improve blood collection, processing and transfusion medicine. From 2004 to 2006, Mr. Labrum served as the Chief Executive Officer of Cardinal Health, Inc.’s Healthcare Supply Chain Services, which includes medical products distribution, pharmaceutical distribution, nuclear pharmacy services and the specialty distribution businesses of Cardinal Health, Inc. During 2004, Mr. Labrum served as Chairman and Chief Executive Officer of Integrated Provider Solutions and Cardinal Health—International, both divisions of Cardinal Health, Inc. Prior to 2004, Mr. Labrum served as executive vice president of Cardinal Health, Inc. and Group President of the Medical Products and Services segment. Mr. Labrum joined Cardinal Health in 1999 with the acquisition of Allegiance Healthcare Corporation, originally American Hospital Supply Corp., where he was president of Allegiance Manufacturing and Distribution. Mr. Labrum is also a director of Aptalis Pharma Inc. and Procure Treatment Centers, Inc., which are both privately held companies, and Wright Medical Group, Inc. (NASDAQ:WMGI).

Mr. Labrum possesses attributes that qualify him to serve as a member of our Board of Directors including his significant management and operating experience within the healthcare sector and specifically within the diagnostic sector.

Continuing Class III Director

Ryan Ashton—President, Chief Executive Officer and Director. Mr. Ashton joined us in January 2005 and has served as our President, Chief Executive Officer and a Director since then. Prior to joining us, from 2001 to 2005 he served as the CEO of Printelligent Corporation. From 1999 to 2001 he served as the Vice President of Sales and Marketing at Inari Inc., a venture-funded technology start-up. Prior to that, Mr. Ashton was hired, in 1989, as a marketing manager of Megahertz Corporation, a manufacturer of communications products for mobile computing, by 1991 he was responsible for all sales and marketing for Megahertz Corporation. By the time his tenure with Megahertz Corporation ended when it was sold to U.S. Robotics in 1995, he was serving as Senior Vice President, Sales and Marketing.

We believe that Mr. Ashton possesses attributes that qualify him to serve as a member of our Board of Directors, including his depth of operating, strategic, transactional and senior management experience, in addition to his intimate knowledge of our company, as he has been the CEO since 2005, overseeing the development of the technology and the commercialization of our first product.

Other Executive Officers

Jeffrey Rona—Chief Financial Officer. Mr. Rona has served as the Chief Financial Officer since the Company’s initial public offering in 2014. Prior to that he was a financial consultant to Great Basin since 2013 and has served as the Managing Director of Rona Capital, LLC, a life sciences-focused transactional advisory consultancy, since 2011. From 2006 to 2011, Mr. Rona was the Chief Business Officer of GlobeImmune a private life sciences company. Prior to that, from 2003 to 2006, Mr. Rona was the Chief Financial Officer for AlgoRx Pharmaceuticals, a private life sciences company that was merged into a public traded company, Corgentech Inc. Mr. Rona was in the Investment Banking Department at UBS Warburg, a global securities and investment banking firm, from 2000 to 2002. From 1998 to 2000, Mr. Rona served as the Director of Finance and Corporate Development at Antigenics Inc., a life sciences company that went public in 2000, and Mr. Rona was responsible for running the initial public offering process. In 1998, Mr. Rona was employed by Carr & Company, a private equity firm. From 1990—1997, Mr. Rona was with Coopers and Lybrand and its wholly owned subsidiary Coopers & Lybrand Securities, serving in a variety of capacities. Mr. Rona received a B.S. in Accounting from Case Western Reserve University in 1990. Mr. Rona is a trustee of the PKD Foundation (Polysystic Kidney Disease), a not-for-profit foundation.

Robert Jenison—Chief Technology Officer and Senior Vice President of Research. Mr. Jenison has served as Chief Technology Officer since 2006. From 1999-2006, Mr. Jenison was Associate Director, R&D of Thermo BioStar where he was responsible for establishing a molecular diagnostic testing business. From 1992-1999, Mr. Jenison was a Senior Research Associate at Nexstar Pharmaceuticals responsible for aptamer development. From 1990-1992, Mr. Jenison was a Scientist at ISIS Pharmaceuticals. From 1989-1990, Mr. Jenison was a Research Associate at Research Institute, Scripps Clinic. Mr. Jenison received a B.A.Sc. in Chemistry and Biochemistry from the University of California, San Diego.

Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

BOARD OF DIRECTORS

Board of Directors Composition and Election of Directors

Our Board of Directors currently consists of five directors. Certain members of our Board of Directors were elected pursuant to the provisions of a voting agreement with certain holders of our preferred stock. The voting agreement terminated upon the closing of our initial public offering. Pursuant to our Certificate, as long as Hitachi Chemical Co., Ltd., or Hitachi owns at least 5% of the issued and outstanding shares of capital stock of the Company, Hitachi is entitled to elect one Class III director. Except for the rights of Hitachi and the rights of holders of preferred stock, if any, none of our stockholders will have any special rights regarding the election or designation of members of our Board of Directors.

Our Board of Directors consists of five members. In accordance with our Certificate our Board of Directors is divided into three classes.

•	Class I, whose term expires at the Annual Meeting;

•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2017.

Class I currently consists of Mr. Spafford and Mr. Aldous. If Mr. Spafford is re-elected and Mr. Calhoun is elected at the Annual Meeting, they will be Class I directors with terms expiring at the annual meeting of stockholders to be held in 2018. Class II consists of Mr. Labrum and Mr. Chawla and Class III consists of Mr. Ashton. In the event Hitachi elects a director, such director will be a Class III director. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation or removal. At each annual meeting of stockholders after the initial classification, the successors to directors whose terms will then expire will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. The number of directors to constitute the whole board of directors will consist of not fewer than three and not more than twelve directors, as fixed from time to time by resolution adopted by a majority of the entire Board of Directors. The section of our Amended and Restated Bylaws (“Bylaws”) relating to the size of our Board of Directors may not be altered, amended or repealed except by the board or by the affirmative vote of holders of at least two-thirds of our outstanding voting stock. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management.

Director Independence

The Board of Directors has determined each of the following directors and nominees to qualify as an “independent director” as such term is defined in the NASDAQ Stock Market Listing Standards: Ronald Labrum, Sam Chawla, Stephen Aldous and Kirk Calhoun.

In this Proxy Statement, these three directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a written charter that has been approved by our Board of Directors. These charters are available on our website at www.gbscience.com.

Our Board of Directors has determined that the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors under The NASDAQ Marketplace Rules, including, in the case of all of the members of our Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”). In making such determination, the Board of Directors considered the relationships that each director has with our company and all other facts and circumstances that the Board of Directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee. Our Audit Committee is currently comprised of Mr. Labrum (Chair), Mr. Chawla and Mr. Aldous. If Mr. Calhoun is elected to the Board of Directors at the Annual Meeting, our Audit Committee will be updated to include Mr. Calhoun (Chair), Mr. Labrum and Mr. Chawla. Our Board of Directors has determined that both Mr. Labrum and Mr. Calhoun are audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and satisfy the financial sophistication requirements of applicable NASDAQ rules.

Our Audit Committee is authorized to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters;

•	oversee internal audit functions, if any;

•	prepare the report of the Audit Committee that the rules of the SEC require to be included in our annual meeting proxy statement;

•	retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities; and

•	review and discuss with the independent auditors any other matters required to be discussed by PCAOB Auditing Standards No. 16 Communications with Audit Committees.

Compensation Committee. Our Compensation Committee is currently comprised of Mr. Chawla (Chair), Mr. Labrum, and Mr. Aldous. If Mr. Calhoun is elected to the Board of Directors at the Annual Meeting, our Compensation Committee will be updated to include Mr. Chawla (Chair), Mr. Labrum, and Mr. Calhoun. None of the members of our Compensation Committee at any time has been one of our officers or employees.

Our Compensation Committee is authorized to:

•	review and recommend the compensation arrangements for management, including the compensation for our president and chief executive officer;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plans;

•	review and make recommendations to our Board of Directors regarding employment agreements and any severance arrangements or plans for our president and chief executive officer and other executive officers; and

•	delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Nominating and Governance Committee. Our Nominating and Governance Committee is currently comprised of Mr. Aldous (Chair), Mr. Labrum, and Mr. Chawla. If Mr. Calhoun is elected to the Board of Directors at the Annual Meeting, our Nominating and Governance Committee will be updated to include Mr. Labrum (Chair), Mr. Chawla and Mr. Calhoun.

Our Nominating and Corporate Governance Committee is authorized to:

•	determine the qualifications, qualities, skills, and other expertise required to be a director;

•	develop and recommend to our Board of Directors for its approval, criteria to be considered in selecting nominees for director;

•	consider any nominations of director candidates validly made by stockholders; and

•	identify and nominate members of the Board of Directors.

In evaluating a director candidate, our Nominating and Governance Committee will review the proposed director’s qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of the Company’s business and technology, educational and professional background, personal accomplishments and other relevant factors. We have not established any specific qualification standards for director nominees and we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, although from time to time the Nominating and Corporate Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen.

The Board has not adopted a formal process for considering director candidates who may be recommended by stockholders. However, our policy is to give due consideration to any and all such candidates. A stockholder may submit a recommendation for director candidates to us at our corporate offices, to the attention of Jeffrey Rona. We do not pay fees to any third parties to assist us in identifying potential nominees.

Board Meetings

The Board held a total of two meetings during 2014. None of our directors attended fewer than 75% of the total number of Board meetings and meetings of the committees on which the member of the Board serves.

Insider Participation and Other Relationships

Ryan Ashton, our Chief Executive Officer, is also a member of our Board of Directors. David Spafford, Stephen Aldous and Ryan Ashton, three of our current directors, are also significant stockholders, each having a beneficial ownership of 24.0%, 8.4% and 5.5% respectively of our outstanding common stock equivalents as of February 28, 2015.

Since January 1, 2013, we had certain debt obligations to Mr. Ashton and Mr. Spafford and issued Mr. Ashton and Mr. Spafford certain warrants to purchase shares of common stock in connection with their personal guarantees of our obligations, each as more fully described under “Certain Relationships and Related Person Transactions.”

There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics applicable to our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.gbscience.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Corporate Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Director Compensation

Members of our Board of Directors who are our employees do not receive any fees for their service on our Board of Directors or for their service as a chair or committee member. Ryan Ashton is our only employee director. Our non-employee directors earned the following compensation for their service during our fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David Spafford (3)	55,000	—	—	—	—	55,000
Stephen Aldous (4)	12,500	—	28,525	—	—	43,682
Ronald Labrum (5)	13,250	—	28,525	—	—	44,432
Sam Chawla (6)	13,250	—	28,525	—	—	44,432

(1)	Reflects the pro rata portion of the respective annual fees for which each director is entitled.
(2)	The amounts reported in this column represent the grant date fair value and repricing-date incremental fair value of the stock options granted or repriced, as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received for the stock options. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our annual financial statements included in Form 10-K.

(3)	During 2014 Mr. Spafford was granted 75,000 stock options with a nominal fair value per share, which represents all of his outstanding option awards.
(4)	During 2014 Mr. Aldous was granted 17,500 stock options with a fair value of $1.63 per share, which represents all of his outstanding option awards.
(5)	During 2014 Mr. Labrum was granted 17,500 stock options with a fair value of $1.63 per share, which represents all of his outstanding option awards.
(6)	During 2014 Mr. Chawla was granted 17,500 stock options with a fair value of $1.63 per share, which represents all of his outstanding option awards.

The Board has approved the following compensatory arrangements for our non-employee directors:

Director Position	Annual Payment
Executive Chairman Retainer	$180,000
Director Retainer paid to all directors	$35,000
Lead Director Supplement	$35,000
Audit Committee Chair	$10,000
Audit Committee Member	$5,000
Compensation Committee Chair	$10,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$5,000
Nominating and Corporate Governance Committee Member	$3,000

Ryan Ashton, our Chief Executive Officer, will not be receiving the fees set forth above.

Also, we adopted the 2014 Incentive Plan, which permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards.

Communications with Directors

We have not adopted a formal process for stockholder communications with the Board. We believe it is appropriate to not have a formal process for stockholder communications with the Board, because historically we have received such stockholder communications very infrequently. Nevertheless, we have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices, to the attention of Jeffrey Rona.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2013 and December 31, 2014 to our chief executive officer and our other executive officers. We collectively refer to these officers as our “named executive officers”.

Name and Principal Position	Year	Salary	Bonus	Option Awards (7)	All Other Compensation		Total
Ryan Ashton	2014	330,792		105,720	17,545	(1)	454,057
President, Chief Executive Officer and Director	2013	285,000			17,702	(2)	302,702

Robert Jenison	2014	230,000		60,789	18,411	(3)	309,200
Chief Technology Officer	2013	190,000			16,798	(4)	206,798

Jeffrey Rona	2014	67,997		152,352	400,585	(5)	620,934
Chief Financial Officer	2013				188,976	(6)	188,976

(1)	Consists of medical insurance payments of $16,359 and dental insurance payments of $1,186.
(2)	Consists of medical insurance payments of $16,552 and dental insurance payments of $1,150.
(3)	Consists of medical insurance payments of $17,235 and dental insurance payments of $1,176.
(4)	Consists of medical insurance payments of $15,560 and dental insurance payments of $1,147.
(5)	Consists of payments of $377,000 to Rona Capital, LLC, payments of $22,000 to Liberty Tree Advisors, LLC, medical insurance payments of $1,486 and dental insurance payment of $99.
(6)	Consists of payments of $103,976 to Rona Capital, LLC and payments of $85,000 to Liberty Tree Advisors, LLC.
(7)	The amounts reported in this column represent the grant date fair value and repricing-date incremental fair value of the stock options granted or repriced in the applicable year, as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received for the stock options. During 2014, Mr. Ashton was granted 175,000 stock options with a nominal fair value per share, Mr. Jenison was granted 55,000 stock options with a nominal fair value per share and Mr. Rona was granted 50,784 stock options with a fair value of $2.14 per share. During 2014, we also repriced 50,000 options held by Mr. Ashton and 28,750 options held by Mr. Jenison. The incremental fair value of the stock options repriced for Mr. Ashton and Mr. Jenison was $2.11 per share. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our annual financial statements included in Form 10-K.

Narrative to Summary Compensation Table

Our Board of Directors periodically reviews and, when appropriate, adjusts the compensation of management. Our management is eligible to participate in any other compensation or benefit plans, as approved by the Board of Directors, made available to our other employees, including without limitation, stock option plans, health insurance plans, and 401(k) plans.

During the fiscal years ended December 31, 2013 and December 31, 2014, equity awards of 408,284 options at exercise prices ranging from $2.00 to $7.00 per share were issued to directors and officers in connection with their compensation. These options have vesting periods ranging from three to four years and all expire 10 years after the date of grant. These options are exercisable for shares of our common stock. As of April 17, 2015, the closing price of our common stock was $4.08. Additional information about certain warrants issued as consideration for guaranties of our obligations can be found under the section of this prospectus entitled “Certain Relationships and Related Person Transactions”.

Mr. Rona’s additional compensation was given in exchange for financial consulting services provided to the Company as an affiliate of Liberty Tree Advisors, LLC, or Liberty Tree, and as a member of Rona Capital, LLC, or Rona Capital, for which Mr. Rona served as Managing Director. These payments include an aggregate of $54,000 paid for consulting services from January 2014 to April 2014, including $22,000 that was paid to Liberty Tree and $32,000 that was paid to Rona Capital. The services provided by Mr. Rona after these initial payments were performed pursuant to two financial advisory agreements dated April 15, 2014, which we refer to herein as the Rona Agreements. The Company entered into an initial Financial Advisory Agency Agreement, the First Rona Agreement with Rona Capital wherein Rona Capital provided the Company with financial advisory services related to the Company’s previous financing activities prior to the Offering. Under the First Rona Agreement, the Company paid Rona Capital a total of $100,000 in fees and bonuses, and issued Rona Capital warrants to purchase 36,000 Series D Units (which are separable into 36,000 shares of the Company’s common stock, 36,000 Class A warrants and 36,000 class B warrants). In addition, the Company reimbursed Rona Capital for reasonable out-of-pocket expenses incurred in connection with its activities under the First Rona Agreement totaling $17,030. The Company will also indemnify Rona Capital for claims arising from the First Rona Agreement, subject to certain exceptions.

The Company also entered into a second Financial Advisory Agency Agreement, the Second Rona Agreement, with Rona Capital, wherein Rona Capital provided the Company with financial advisory services related to the Company’s previous financing activities. The Company paid Rona Capital $15,000 per every 30-day period ending September 30, 2014 and additional cash amounts on the achievement of specified milestones, including $50,000 upon the filing of the Company’s S-1 with the SEC and $100,000 upon the closing of the Company’s initial public offering. The Company also issued to Mr. Rona options to purchase shares of the Company’s common stock such that together, Rona Capital and Mr. Rona own 1% of the Company’s outstanding equity that vest upon continued service to us as an employee. On October 8, 2014, the Company issued 50,784 options to Mr. Rona to satisfy this obligation. In addition, he Company reimbursed Rona Capital for reasonable out-of-pocket expenses incurred in connection with its activities under the Second Rona Agreement. The Company has paid Rona Capital $15,000 per month and $200,000 in bonuses under the Second Rona Agreement for a total of $245,000. The Company also agreed to indemnify Rona Capital for claims arising from the Second Rona Agreement, subject to certain exceptions.

We adopted the 2014 Incentive Plan, which permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards.

Employment, Change in Control and Severance Disclosure

We have entered into employment agreements with Ryan Ashton, Jeffrey Rona and Robert Jenison. These employment agreements provide for at-will employment and set forth each officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of these employment agreements are described below. Other than the employment agreements described below, we have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control.

Ryan Ashton

We have entered into an employment agreement with Mr. Ashton to be our Chief Executive Officer and a member of our Board of Directors. The employment agreement provides for “at-will” employment and sets forth his initial annual base salary of $425,000 and his eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mr. Ashton would also be entitled to severance in the event of a termination without cause or a constructive termination within one year of a change of control in an amount equal to two times Mr. Ashton’s annual base salary at the time of such termination, which amount would be paid in a lump sum within 60 days of such termination. In addition, upon such termination the Company would also pay to Mr. Ashton an amount equal to 100% of his target employee bonus in equal monthly installments over the six-month period following such termination.

Jeffrey Rona

We have entered into an employment agreement with Mr. Rona to be our Chief Financial Officer. The employment agreement provides for “at-will” employment and sets forth his initial annual base salary of $325,000 and his eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mr. Rona would also be entitled to severance in the event of a termination without cause or a constructive termination within one year of a change of control in an amount equal to one half of Mr. Rona’s annual base salary at the time of such termination if Mr. Rona were terminated prior to completing six months of service to the Company or a full year’s base salary if Mr. Rona were terminated after providing at least six months of service to the Company, which amount would be paid in a lump sum within 60 days of such termination. In addition, upon such termination the Company would also pay to Mr. Rona an amount equal to 50% of his target employee bonus in equal monthly installments over the six-month period following such termination.

Robert Jenison

We have entered into an employment agreement Mr. Jenison to be our Chief Technology Officer and Senior Vice President of Research. The employment agreement provides for “at-will” employment and sets forth his initial annual base salary of $250,000 and his eligibility to participate in our employee benefit plans and programs, as in effect from time to time. Mr. Jenison would also be entitled to severance in the event of a termination without cause or a constructive termination within one year of a change of control in an amount equal to Mr. Jenison’s annual base salary at the time of such termination, which amount would be paid in a lump sum within 60 days of such termination. In addition, upon such termination the Company would also pay to Mr. Ashton an amount equal to 50% of his target employee bonus in equal monthly installments over the six-month period following such termination.

Outstanding Equity Awards as of December 31, 2014

The following sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2014.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date
Ryan Ashton	50,000		—	3.50	2/14/2020	(2)
	—	175,000		2.00	4/11/2024	(3)

Jeffrey Rona	12,696	38,088		7.00	10/5/2014	(4)

Robert Jenison	750	—	—	3.50	7/22/2017	(5)
	2,500	—	—	3.50	11/7/2017	(6)
	25,000		—	3.50	2/14/2020	(7)
	500	—	—	3.50	7/26/2016	(8)
	—	55,000		2.00	4/11/2014	(9)

(1)	The option exercise prices in this table reflect the option exercise prices as of December 31, 2014.

(2)	This award vested 1/4 of the total underlying shares on February 15, 2011 and 1/48 of the total underlying shares at the end of each month for the remaining 36 months commencing with the first month following the first anniversary of the grant date.
(3)	This award vests 1/4 of the total underlying shares on April 14, 2015, and 1/48 of the total underlying shares at the end of each month for the remaining 36 months commencing with the first month following the first anniversary of the grant date.
(4)	This award vested 1/4 of the total underlying shares on the day it was issued, and 1/48 of the total underlying shares at the end of each month for the remaining 36 months commencing with the first month following the first anniversary of the grant date.
(5)	This award vested 1/4 of the total underlying shares on each of January 26, 2008, 2009, 2010 and 2011.
(6)	This award vested 1/4 of the total underlying shares on each of November 7, 2008, 2009, 2010 and 2011.
(7)	This award vested 1/4 of the total underlying shares on February 15, 2011 and 1/48 of the total underlying shares at the end of each month for the remaining 36 months commencing with the first moth following the first anniversary of the grant date.
(8)	This award vested 1/4 of the total underlying shares on each of July 26, 2007, 2008, 2009 and 2010.
(9)	This award vests 1/4 of the total underlying shares on April 14, 2015, and 1/48 of the total underlying shares at the end of each month for the remaining 36 months commencing with the first month following the first anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock for the following:

•	Each stockholder known by us to beneficially own more than 5% of our common stock;

•	Each of our directors;

•	Each executive officer named in the Summary Compensation Table in “Executive Compensation;” and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 5,086,458 shares of common stock outstanding prior to the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Great Basin Scientific, Inc., 2441 South 3850 West, Salt Lake City, UT 84120.

Name of Beneficial Owner	Number of Common Share Equivalents Beneficially Owned (11)	Percent
Named Executive Officers and Directors:
Ryan Ashton (1)	296,078	5.5%
David Spafford (2)	1,250,287	24.0%
Robert Jenison (3)	42,500	*
Jeffrey Rona (4)	127,044	2.4%
Sam Chawla (5)	15,000	*
Ron Labrum (6)	240,000	4.6%
Kirk Calhoun (7)	—	*

All Executive Officers and Directors as a Group (7 Persons)	1,970,909	33.9%

Other Five Percent Stockholders:
Hitachi Chemical Co., Ltd. (8)	700,000	13.8%
Krispen Family Holdings, L.C. (9)	547,335	10.7%
Stephen Aldous (10)	431,412	8.4%

*	Represents less than 1% of the outstanding shares of common stock
(1)	Represents 44,628 shares of common stock and options and warrants to purchase 251,450 shares of common stock that are currently exercisable or exercisable within 60 days after February 28, 2015.
(2)

Represents (i) 10,835 shares of common stock, warrants to purchase 61,158 shares of common stock, warrants for 11,158 shares of common stock owned by Mr. Spafford and 18,750 options that are currently exercisable or exercisable with 60 days after February 28, 2015; (ii) shares owned by Spring Forth Investments LLC, an entity controlled by Mr. Spafford, which owns 357,000 shares of common stock, (iii) 1,750 shares of common stock owned by DSM Ventures, an entity controlled by Mr. Spafford; (iv) 23,122 shares of common stock and warrants to purchase 12,500 shares of common stock owned by DRS, LLC, an entity controlled by Mr. Spafford; (v) shares owned by Craig F. McCullough, Trustee, SBS Charitable Remainder Trust U/A/D November 27, 1995, a trust affiliated with Mr. Spafford, which owns

448,785 shares of common stock, warrants to purchase 22,227 shares of common stock; (vi) shares owned by Craig F. McCullough, Trustee, DRS Charitable Remainder Trust U/A/D May 5, 1993, a trust affiliated with Mr. Spafford, which owns 191,932 shares of common stock, warrants to purchase 4,591 shares of common stock; and (vii) shares owned by Bourne Spafford Charitable Trust U/A/D May 15, 1995, a trust affiliated with Mr. Spafford, which owns 105,229 shares of common stock.
(3)	Represents options to purchase 42,500 shares of common stock that are currently exercisable or exercisable within 60 days after February 28, 2014.
(4)	Represents 36,000 warrants to purchase common stock, 36,000 Class A Warrants, 36,000 Class B Warrants and 19,044 options exercisable within 60 days after February 28, 2014.
(5)	Represents 5,000 shares of common stock, 5,000 Class A warrants to purchase common stock and 5,000 Class B warrants to purchase common stock held by Mr. Chawla’s wife Stephanie Chawla.
(6)	Represents 80,000 shares of common stock held by Mr. Labrum, 80,000 Class A Warrants to purchase common stock and 80,000 Class B Warrants to purchase common stock.
(7)	Mr. Calhoun does not currently own any securities of the Company.
(8)	Represents 700,000 shares of common stock. The principal address of Hitachi Chemical Co., Ltd. is Grantokyo South Tower, 9-2, Narunouchi 1—chrome, Chiyoda-ku, Tokyo, 100-6606, Japan. Hitachi Chemical Co., Ltd. is a publicly traded company whose common stock trades on the Tokyo Stock Exchange and whose principal stockholder is Hitachi, Ltd. another publicly traded company whose common stock trades on the Tokyo Stock Exchange.
(9)	Represents shares held by Krispen Family Holdings, L.C., an unaffiliated third party controlled by Mr. Spencer Kirk, owns 514,625 shares of common stock. Krispen Family Holdings, L.C. also owns warrants to purchase 32,710 shares of common stock. The principal address of Krispen Family Holdings, L.C. is 2012 E Aspen View Court, Sandy, UT 84092.
(10)	Represents shares and warrants held by SSA Ventures, LLC, an entity controlled by Mr. Aldous, which owns 398,032 shares of common stock and warrants to purchase 33,380 shares of common stock.
(11)	Does not include Class A warrants and Class B warrants to purchase common stock (issued by us during our Series D Financing) to the extent such warrants are held by 5% stockholders or to the extent the exercise of such warrants would result in the stockholder becoming a 5% stockholder, as such warrants are subject to a 60 day waiting period prior to their exercise. In addition to the warrants shown in the table, these excluded warrants include the following: DRS, LLC (an entity controlled by Mr. Spafford) has 20,622 Class A Warrants to purchase shares of common stock and 20,622 Class B Warrants to purchase shares of common stock, Spring Forth Investments, LLC (an entity controlled by Mr. Spafford) has 160,000 Class A Warrants to purchase shares of common stock and 160,000 Class B Warrants to purchase shares of common stock and David Spafford has 20,000 Class A warrants to purchase shares of common stock and 20,000 shares of Class B warrants to purchase common stock; Hitachi Chemical Co., Ltd has 700,000 Class A Warrants to purchase shares of common stock and 700,000 Class B Warrants to purchase shares of common stock; and Krispen Family Holdings, L.C. holds 120,000 Class A Warrants to purchase shares of common stock and 120,000 Class B Warrants to purchase shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2013, we were a participant in certain transactions and relationships with related persons as more fully described below.

Convertible Notes and Related Warrants

Since January 1, 2014, we have debt obligations to certain persons in connection with convertible notes with related persons as described below. Each of these notes converts to shares of common stock as set forth below.

In February 2015, the Company entered into a loan agreement for $250,000 with Spring Forth Investments, LLC, an entity controlled by Mr. Spafford. The loan bears interest at a rate of twelve percent (12%) per year and has a maturity date of the earlier of (i) 90 days from the date of the loan agreement or (ii) five days after the closing of a registered public offering of securities of the Company. Upon the earlier to occur of the maturity date or the prepayment of the loan, the Company will be obligated to pay a termination fee equal to five percent (5%) of the principal balance of the loan. Payment of the principal balance of the loan plus any accrued interest due and payable may be accelerated upon an event of default by the Company pursuant to the terms and conditions of the loan agreement. This transaction was conducted as a bridge financing to provide us with sufficient capital prior to our follow-on offering that closed on March 2, 2015. We anticipate using the proceeds of the follow-on offering to pay off the loan.

On July 18, 2014, we issued a convertible promissory note with 20% interest and 20,000 Series D Units to Spring Forth Investments, LLC, an entity controlled by Mr. David Spafford. The consideration paid by Mr. Spafford for the note and Units was $500,000. The maturity date on the note is July 18, 2015, which can be extended to July 18, 2016 at our option if we pay $10,000 to Mr. Spafford as compensation for the extension. On April 18, 2015, the Company extended the maturity date on the note pursuant to this option. This financing was for general working capital purposes.

On March 10, 2014, we issued a convertible promissory note with an 8% interest rate and 12,500 warrants to DRS, LLC, an entity controlled by David Spafford, one of our directors. The consideration paid by DRS, LLC for the note and warrants was $100,000. The maturity date for the promissory note was March 10, 2015, or upon a qualified equity financing of at least $5 million. This financing was for general working capital purposes. The principal balance of this note, along with accrued interest of $3,112 converted to 20,622 Series D Units at $5.00 per unit in July 2014.

On February 26, 2014, we issued a convertible promissory note with an 8% interest rate and 25,000 warrants to Ryan Ashton, our Chief Executive Officer. The consideration paid by Mr. Ashton for the note and warrants was $200,000. The maturity date for the promissory note was February 26, 2015, or upon or a qualified equity financing of at least $5 million. This financing was for general working capital purposes. The principal balance of this note, along with accrued interest of $6,751 converted to 41,350 Series D Units at $5.00 per unit in July 2014.

During 2013, we issued promissory notes to SSA Ventures, LLC and SBS Charitable Remainder Trust U/A/D November 27, 1995 (entities controlled by Mr. Aldous) reflecting obligations of $571,000 and $2,000,000 respectively. The principal balance of these notes, along with accrued interest of $21,901 and $67,068 respectively, converted to shares of Series C Preferred Stock at $4.92 per share.

During 2013, we issued a promissory note to Bourne Spafford Charitable Trust U/A/D May 15, 1995 (controlled by Mr. Spafford) reflecting an obligation of $200,000. This note had an 8% interest rate. The principal and $7,540 of accrued interest converted into shares of Series C Preferred Stock at $4.92 per share.

During 2013, we issued a promissory note to Krispen Family Holdings, LC, a greater than 5% stockholder, reflecting an obligation of $571,000. This note had an 8% interest rate. The principal and $24,154 of accrued interest converted into shares of Series C Preferred Stock at $4.92 per share.

During 2012 we issued convertible promissory notes to Spring Forth Investments LLC and the Bourne Spafford Charitable Trust U/A/D May 15, 1995 (entities controlled by Mr. Spafford) in the aggregate amount of $2,880,000. Each of these notes had an 8% interest rate. The principal and $52,655 of accrued interest converted into shares of Series B Preferred Stock at $32.00 per share. In connection with our initial public offering, these shares of Series B Preferred Stock converted into shares of our common stock.

During 2012 and 2013, we issued convertible notes to Krispen Family Holdings, LC in the aggregate amount of $2,880,000. Each of these notes had an 8% interest rate. The principal and $36,331 of accrued interest converted into shares of Series B Preferred Stock at $32.00 per share.

During 2012 and 2013, we issued convertible notes to SSA Ventures, LLC in the aggregate amount of $2,880,000. Each of these notes had an 8% interest rate. The principal and $39,700 of accrued interest converted into shares of Series B Preferred Stock at $32.00 per share.

Master Lease Agreement with Onset and Related Warrants and Letters of Credit

We entered into a Master Lease Agreement to provide for the sale-leaseback of molecular diagnostic analyzers. We have completed two lease schedules under this lease agreement: Lease Schedule 001 dated October 16, 2013, amended December 10, 2013, for the sale of 125 molecular diagnostic analyzers for a purchase price of $2,500,000, which are being leased back for 36 monthly payments of $74,875 and Lease Schedule 002 dated March 14, 2014, amended March 18, 2014, for the sale of 75 molecular diagnostic analyzers for a purchase price of $1,500,000, which are being leased back for 24 monthly payments of $64,665. At the end of the lease term of Schedule 001, the lease will automatically renew for twelve additional months at the current monthly rate unless we give written notice 150 days prior to the end of the lease. If timely notice is given we have the opportunity to: 1) repurchase the analyzers for a purchase price determined by lessor not to exceed forty percent of the original costs; or 2) terminate the lease, return the property and enter into a new lease with new property that replaces the property of the old lease. Both we and the lessor will have the right to reject any terms of option 1 or 2 and if rejected, the 12 month extension will apply. Schedule 002 includes similar end of term options as found in Schedule 001, except that if we give timely notice, we have the option to purchase the analyzers at a price to be determined by lessor and us. Schedule 002 also includes a provision that during the first 14 months of the base period of the Schedule, provided there is no event of default and if we complete a successful capital raise, then lessor will use commercially acceptable best efforts to rewrite this Schedule 002 at more favorable terms. We are accounting for these transactions as a capital lease sale-leaseback in accordance with ASC 840 “Leases.”

Our obligations pursuant to the sale-leaseback agreement are secured by letters of credit obtained by Spring Forth Investments, LLC, an entity controlled by David Spafford, and Utah Autism Foundation, an entity for which

Mr. Spafford serves on the Board of Trustees and as a Founder Trustee, in an aggregate amount of $3,000,000. These letters of credit were issued by a bank for the benefit of the lessor. Pursuant to three reimbursement agreements we entered into with those entities in connection with the letters of credit, we have agreed to pay each of them 10% interest per annum on the total amount of the letter of credit. Under the reimbursement agreements, we are also obligated to reimburse those third parties for any draws made under the letters of credit. As of December 31, 2014, no draws on either letter of credit had taken place. Our obligations under the reimbursement agreements are secured by a security interest in all of our assets pursuant to security agreements effective the dates of the respective lease schedule.

Ryan Ashton, our chief executive officer, and David Spafford, one of our directors, each personally guaranteed our obligations under the sale-lease agreement. These guarantees cover “the full amount of liability for any amounts due” from us to Onset under the lease agreement. On November 25, 2013, we issued Mr. Ashton warrants to purchase 50,000 shares of common stock and Mr. Spafford warrants to purchase 50,000 shares of common stock, each in compensation for their personal guarantees of our obligations under the lease agreement, with an exercise price of $2.00 per share.

The foregoing constitutes a summary of the material terms of the lease documents and is qualified in its entirety by the full text of the lease documents, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Voting Agreement

On February 16, 2010 we entered into a voting agreement under which certain holders of our preferred stock, including entities affiliated with certain of our directors, have agreed to vote in a certain way on certain matters, including with respect to the election of directors. In connection with the issuance of Series D Preferred Stock, the Voting Agreement was amended and restated on April 21, 2014 and July 30, 2014. Pursuant to the July 2014 amendment and restatement, (i) the parties agreed to vote their shares to set the size of the board at five directors, (ii) the holders of common stock, voting as a separate class, elect one director to our board (initially Ryan Ashton), and (iii) for long as Hitachi owns 5% of the issued and outstanding shares of the capital stock of the Company, Hitachi will be entitled to elect one director. Upon the closing of our initial public offering, the board election voting provisions contained in the voting agreement terminated; however, pursuant to the terms of the Series D Stock Purchase Agreement and our Certificate, Hitachi will continue to be entitled to elect one director.

Investor Rights Agreement

On February 16, 2010, we entered into an investor rights agreement with the holders of our outstanding Series A preferred stock, including entities affiliated with certain of our directors. On November 26, 2013, the investor rights agreement was amended in connection with the issuance of Series C Preferred Stock and Series C-1 Preferred Stock. On April 21, 2014, the investor rights agreement was amended in connection with the issuance of Series D Preferred Stock and on July 30, 2014 the investor rights agreement and was further amended in connection with the issuance of additional shares of Series D Preferred Stock. In connection with our initial public offering, each share of Series A, Series C, Series C-1 and Series D Preferred Stock was converted into one share of our common stock.

As of December 31, 2014, the holders of 3,662,952 shares of our common stock are entitled to rights with respect to the registration of their shares pursuant to the investor rights agreement. For a description of these registration rights, see the section titled “Description of Capital Stock—Registration Rights.”

Other Relationships

Sandra Nielsen, who became the domestic partner of Ryan Ashton in 2012, is employed by us as our Vice President of Marketing and Customer Support. In 2014, Ms. Nielsen received a salary of $205,000. Ms. Nielsen also received an option grant of 21,000 stock options in 2014.

Indemnification Provisions

We intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements, and our Certificate and Bylaws, require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

Our Audit Committee is responsible for reviewing any potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons.

We have adopted a written policy and procedures with respect to related person transactions, which includes specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and the related person has a direct or indirect material interest.

In the event that a related party transaction is identified, such transaction must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review such transaction, the transaction will be reviewed by the chair of our Audit Committee, whereupon the chair of our Audit Committee will report to the Audit Committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, the Audit Committee, or its chair, considers all information that the Audit Committee, or its chair, believes to be relevant and important to a review of the transaction. The Audit Committee or its chair, as the case may be, approves only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, taking into account all available relevant facts and circumstances available to the Audit Committee or the chair. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2014, we believe that each person who, at any time during such year, was a director, officer, or beneficial owner of more than 10% of our common stock met the filing requirements during such year, except for a late Form 3 filing by Hitachi.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed with Mantyla McReynolds LLC the matters required to be discussed by Statements of Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Mantyla McReynolds LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Mantyla McReynolds LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2014 be included in our Annual Report on Form 10-K for our fiscal year ended August 31, 2014, which was filed on February 18, 2015.

Submitted by:

Ronald Labrum

Sam Chawla

Steven Aldous

PROPOSAL 1: Election of Two Class I Directors

Overview

Our Certificate provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year. David Spafford has been designated a Class I director and his term expires at this Annual Meeting. Kirk Calhoun has not previously served on our Board of Directors, but if elected would be a Class I director. If elected, Mr. Spafford and Mr. Calhoun’s terms would expire at the annual meeting of stockholders to be held in 2018. Ronald Labrum and Sam Chawla have been designated Class II directors, and their term expires at the annual meeting of the stockholders to be held in 2016. Ryan Ashton has been designated a Class III director, and his term expires at the annual meeting of the stockholders to be held in 2017.

Mr. Spafford currently serves as members of our Board of Directors and has agreed to serve if elected. Mr. Calhoun has not served previously as a member of our Board of Directors but has agreed to serve if elected. Management has no reason to believe that any of these nominees will be unavailable to serve. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes.

Nominees

The Board has nominated the following individuals to serve on the Board of Directors.

Class I—Current Term Expiring At 2015 Annual Meeting

•	David Spafford

New Class I Director

•	Kirk Calhoun

Business background and biographical information on Mr. Spafford and Mr. Calhoun is set forth above under “Executive Officers and Directors.”

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to approve the proposal. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the company vote FOR the election of all the director nominees listed above.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. This proxy cannot be voted for a greater number of persons than two.

PROPOSAL 2: Approval and Adoption of Amendment to Seventh Amended and Restated Certificate of Incorporation

Overview

We are seeking stockholder approval to adopt an amendment to the Certificate (the “Amended Certificate”). We believe amending the Certificate is necessary in order to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000.

The text of the proposed amendment to Article IV.A of the Certificate, marked to show changes from the current Certificate, is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Description of Amended Certificate

If this proposal is approved by the Company’s stockholders, the first sentence of Article IV.A of the Certificate will be updated to read as follows:

A.	The total number of shares of capital stock the Corporation is authorized to issue is Two-Hundred Million (205,000,000) shares, consisting of Two-Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

The additional shares of Common Stock that will be available for issuance will be identical in terms to the shares of Common Stock currently authorized under the Certificate. The additional shares of Common Stock will not have preemptive rights.

As of February 28, 2015, we had 5,086,458 shares of Common Stock issued and outstanding, as well as 29,652,040 shares reserved for issuance for the exercise of warrants to purchase shares of our Common Stock and 11,440,800 shares reserved for issuance for the conversion of previously issued shares of Series E Convertible Preferred Stock.

As the number of issued and outstanding shares of Common Stock and shares reserved for issuance is approaching the 50,000,000 limit in our Certificate, the Board believes that failure to approve this proposal would seriously restrict our ability to manage our capital needs and to take advantage of potential business opportunities, to the detriment of our stockholders’ interests. The Board believes additional authorized shares will allow the Company to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a stockholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) and to take advantage of attractive business opportunities and changing market and financial conditions in a more timely manner.

We have no current plan, agreement or arrangement for the issuance of any shares of Common Stock other than under (i) already existing warrants to purchase common stock and shares of Series E Convertible Preferred Stock and (ii) our Stock Option Plan, our Amended and Restated 2014 Stock Option Plan, and our 2014 Omnibus Incentive Plan. However, the additional authorized shares would be available for issuance (subject to further stockholder approval as required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) at such times and for such purposes as the Board may approve, including possible future financing transactions, acquisitions, stock dividends, and other general corporate purposes.

If this proposal is approved and our Certificate is amended, the Board generally may issue such additional authorized shares of our Common Stock, without further stockholder approval, in return for such consideration in money, property, or other things of value as the Board, in its discretion, will determine. In some instances, stockholder approval for the issuance of additional shares may be required by law or by the requirements of The NASDAQ Capital Market, on which our Common Stock is now listed, or the obtaining of such approvals may be otherwise necessary or desirable.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could discourage or render more difficult a merger, tender offer, proxy contest or other attempt to obtain control of the Company. Additionally, such issuance could have a dilutive effect on the equity, earnings, and voting interests of existing stockholders.

Effectiveness of Amendment

If the proposed Amended Certificate is adopted, it will become effective upon the filing of the Amended Certificate with the State of Delaware, which we expect to file shortly after receiving stockholder approval.

Vote Required

The Amended Certificate will be approved if a majority of the outstanding stock entitled to vote is required to approve the proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the company vote FOR the approval and adoption of the Amended Certificate.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the proposal.

PROPOSAL 3: Approval of Amendment to the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan; and

PROPOSAL 4: Approval of the performance measures available under the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986

Description of the 2014 Incentive Plan

Background

The Board of Directors and the Compensation Committee have approved an amendment to the Company’s 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”), subject to stockholder approval at the Annual Meeting. If the amendment to the 2014 Incentive Plan is not approved by stockholders at the Annual Meeting, awards may continue to be granted under the previously approved 2014 Incentive Plan until it expires.

As of February 28, 2015, there were a total of 703,034 outstanding stock options granted under the 2014 Incentive Plan, the Company’s 2014 Stock Option Plan and the Company’s 2006 Stock Option Plan. The weighted-average exercise price of these stock options was $2.98 and the weighted-average remaining term for these stock options was 8.64 years.

There are currently 5,086,458 shares of Common Stock outstanding and 2,724,000 units that include shares of our Series E Convertible Preferred Stock, with each share of Series E Convertible Preferred Stock convertible into four shares of Common Stock. Upon conversion of those preferred shares, a total of 15,982,458 shares of Common Stock would be outstanding. This proposal is intended to update the 2014 Incentive Plan to reflect an appropriate number of shares of Common Stock available for awards upon this conversion. The preferred shares will be eligible for conversion in August 2015 or earlier if certain conditions are met.

Request for Additional Shares and Dilution

We manage our long-term shareholder dilution, in part, by controlling the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting what it believes are an appropriate number of equity incentive awards to attract, reward, and retain employees.

The following table sets forth information regarding historical awards granted and earned for the fiscal 2012 through fiscal 2014 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average common and preferred shares outstanding for that year, for each of the last three fiscal years. We have included preferred shares in this calculation as all preferred shares outstanding at the time of our initial public offering converted into common shares upon the completion of our initial public offering in October 2014.

Year	Time Vesting Options Granted	Time Vesting Restricted Stock Units Granted	Performance Awards Granted	Total	Weighted Average Number of Shares Outstanding	Burn Rate
2012	—	—	—	—	493,833	0.0%
2013	5,000	—	—	5,000	1,092,900	0%
2014 (1)	698,034	—	—	698,034	3,305,887	21.1%
Three-Year Average	234,345	—	—	234,345	1,630,540	14.4%

(1)	Includes 103,250 options issued on August 7, 2014 pursuant to a tender offer in which we exchanged previously issued stock options held by certain eligible employees under our 2006 Stock Option Plan for new options under the 2014 Stock Option Plan.

A copy of the 2014 Incentive Plan is attached as Appendix B to this proxy statement. The following summary of the material terms of the 2014 Incentive Plan is qualified in its entirety by reference to the full text of the 2014 Incentive Plan.

Purpose.

The purpose of the 2014 Incentive Plan is to promote the interests of us and our stockholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of our business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with our stockholders.

Eligible Participants. Any employee, officer, non-employee director, consultant, independent contractor or consultant providing services to us or any of our affiliates, or any such person to whom an offer of employment or engagement with us or any of our affiliates is extended, is eligible to receive awards under the 2014 Incentive Plan.

Types of Awards Available Under the 2014 Incentive Plan.

The 2014 Incentive Plan permits the granting of:

•	stock options, including “incentive stock options” meeting the requirements of Section 422 of the Code and “non-qualified stock options” that do not meet the requirements of Section 422;

•	stock appreciate rights (“SARs”);

•	restricted stock;

•	restricted stock units;

•	performance awards;

•	dividend equivalents; and

•	other stock-based awards.

Stock Options

The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the administrator. The exercise price per share is the purchase price for each share of common stock that may be purchased pursuant to the option. Options may be designated as “incentive stock options,” which are intended to meet the requirements of Section 422 of the Code, or as “non-qualified stock options,” which are not intended to meet the requirements of Section 422. Options will vest and become exercisable in accordance with the vesting schedule established by the Compensation Committee of the Board and set forth in an award agreement. Under the 2014 Incentive Plan, the exercise price of stock options must be not less than 100% of the fair market value of the stock on the date of grant. Notwithstanding the foregoing, an incentive stock option granted to an eligible person who owns directly or indirectly more than 10% of our common stock will have an exercise price of not less than 110% of the fair market value of our common stock on the date of grant.

SARs

The holder of an SAR will be entitled to receive the excess of the fair market value of one share of our common stock (or other securities or property) on the date the SAR is exercised (or, if the Compensation Committee so provides, at any time during a specified period before or after the date of exercise) over the grant price of the

SAR. The Compensation Committee has the ability to determine the dates of exercise, methods of settlement and any other terms and conditions of the SARs. SARs will vest and become exercisable in accordance with the vesting schedule established by the Compensation Committee and set forth in the award agreement. The grant price of a SAR will be determined by the Compensation Committee, and may not be less than 100% of the fair market value of one share of our common stock (or other securities or property) on the date the SAR is granted (unless granted in substitution for an SAR previously granted by an acquired or merged entity). In its discretion, the Compensation Committee may impose conditions or restrictions on the exercise of any SAR.

Restricted Stock and Restricted Stock Units

Restricted Stock. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee in its discretion for a specified time period determined by the Compensation Committee. The restrictions may include restrictions on transfer of the restricted stock, limitations on the right to vote or receive dividends with respect to the shares subject to the restricted stock award, and other restrictions as determined by the Compensation Committee. The restriction period begins on the date of grant of the restricted stock. The restrictions may lapse or be waived separately or collectively at such time or times, in installments or otherwise, as determined by the Compensation Committee and set forth in the award agreement. After the restrictions have lapsed, a holder of restricted stock will have all of the rights of a stockholder of our common stock with respect to the shares that have become unrestricted. If a holder’s employment or service with the Company terminates during the applicable restriction period, the restricted stock will be forfeited, unless the Compensation Committee determines otherwise, or as otherwise provided in the award agreement.

Restricted Stock Units. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock promptly following the lapse or waiver of such restrictions. The restriction period relating to the restricted stock units will begin on the date of grant of the restricted stock units. If a holder’s employment or service with the Company terminates during the applicable restriction period, the restricted stock units will be forfeited, unless the Compensation Committee determines otherwise, or as otherwise provided in the award agreement.

Performance Awards

The Compensation Committee may grant performance awards payable in cash, shares of common stock, or other awards, securities or property, upon the achievement of specified performance goals during a specified period of time as established by the Compensation Committee. These awards are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The performance goals that must be met, the length of any performance period, the amounts to be paid if the performance goals are met, the certification of the achievement of the performance goals, and any other terms or conditions of each performance award will be determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents payable in cash, shares of common stock or other awards, securities or property, as determined in the discretion of the Compensation Committee, equivalent to the amount of cash dividends paid by us to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the 2014 Incentive Plan, the terms and conditions of each dividend equivalents will be determined by the Compensation Committee. However, in no case will dividend equivalents be granted in connection to (i) option or SAR grants or (ii) performance awards prior to the performance-based vesting conditions being satisfied, waived or lapsed.

Other Stock-Based Awards

The committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including securities convertible into shares of our common stock) or other securities, in compliance with applicable law. The Compensation Committee will determine the terms and conditions of any such awards. If the other stock-based award is a right to purchase shares or other securities, the purchase price and the method and form of payment will be determined by the Compensation Committee.

Performance Goals under the 2014 Incentive Plan.

The performance goals under the 2014 Incentive Plan will be based upon one or more of the following performance measures, applied either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: economic value added (EVA); sales or revenue; costs or expenses; net profit after tax; gross profit; income (including without limitation operating income, pre-tax income and income attributable to the Company); cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof); earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales); earnings per share (EPS) (basic or diluted); earnings per share from continuing operations; returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR)); margins (including one or more of gross, operating and net income margin); ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk); budget comparisons; unit volume; stock price; net working capital; value creation; market share; market capitalization; workforce satisfaction and diversity goals; employee retention; production metrics; development; implementation or completion of key projects; strategic plan development and implementation.

Each performance goal mentioned above may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Compensation Committee. To the extent consistent with Section 162(m) of the Code, the Compensation Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (x) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Compensation Committee has the sole discretion to make such changes without obtaining stockholder approval.

Limits on Awards under the 2014 Incentive Plan.

Aggregate Award Limitations

The aggregate number of shares of Common Stock that may be delivered under the 2014 Incentive Plan is currently 500,000 plus any shares of Common Stock subject to outstanding awards as of September 5, 2014, under the Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan and the Great Basin Scientific, Inc. Stock Option Plan (together, the “Prior Plans”), that are subsequently forfeited or terminated for any reason before being exercised. However, if Proposal 3 is approved by our Stockholders, the aggregate number of shares of Common Stock that may be delivered under the 2014 Incentive Plan will increase to

2,940,000 and the amount of shares available for grant under the 2014 Incentive Plan would adjust automatically on the first day of each fiscal quarter to an amount equal to the greater of (i) fifteen percent (15%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal quarter or (ii) 2,940,000 shares of Common Stock.

All shares available for grant are subject to adjustment in the event of stock splits, stock dividends and other capital changes. If any award under the 2014 Incentive Plan or Prior Plans terminates without having been exercised in full, or if any award under the 2014 Incentive Plan or Prior Plans is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which the award was not exercised or for which cash was substituted will be available for future grants. No fractional shares may be issued under the 2014 Incentive Plan.

Individual Award Limitations

No eligible person under the 2014 Incentive Plan may be granted any stock options, SARs or performance awards denominated in shares, for more than 250,000 shares (subject to certain adjustments), in the aggregate in any calendar year.

The maximum amount payable pursuant to all performance awards denominated in cash to any participant in the 2014 Incentive Plan in the aggregate in any calendar year shall be $1,000,000 in value. This limitation does not apply to any award or awards subject to the limitation contained in the paragraph above. However, no director who is not also an employee of the Company or an affiliate of the Company may be granted any award or awards denominated in shares that exceed in the aggregate $250,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any award made pursuant to any election by the director to receive an award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Existing Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 relating to all of our equity compensation plans:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options	(b) Weighted- average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders	703,034	2.98	363,216
Equity compensation plans not approved by Stockholders	—	—	—

Total	703,034	2.98	363,216

Equity Award Grants under the 2014 Incentive Plan

The following table sets forth summary information concerning the number of shares of common stock available upon the exercise of outstanding options issued previously under the 2014 Incentive Plan. It is not possible to determine the amount of awards that will be granted in the future to participants under the 2014 Incentive Plan.

Names and Positions	Shares Subject to Option Exercises
Ryan Ashton, President, Chief Executive Officer and Director	—
Robert Jenison, Chief Technology Officer and Senior Vice President of Research	—
Jeffrey Rona, Chief Financial Officer	50,784
All Current Executive Officers as a Group	50,784
All Director Nominees as a Group	—
All Non-Employee Directors as a Group (Including Director Nominees)	52,500
All Employees that are Not Executive Officers as a Group	33,500

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the 2014 Incentive Plan.

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2014 Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Special Rules. Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m). Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s “covered employees”, which include the chief executive officer and the corporation’s other three most highly compensated executive officers other than the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2014 Incentive Plan has been designed to permit grants of options and SARs issued under the 2014 Incentive Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-incentive stock option or an SAR may be exempt from $1,000,000 deduction limit. Grants of performance awards made to Covered Employees under the 2014 Incentive Plan also qualify for this exemption. The 2014 Incentive Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs or performance awards to Covered Employees consists exclusively of members of our board of directors who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of our common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Section 162(m).

Overview of Proposal 3

On April 13, 2015 the Board approved and made the following amendments to the 2014 Incentive Plan (as proposed to be amended in this Proposal 3, the “Amended 2014 Incentive Plan”):

•	Increase the number of shares of Common Stock that may be issued under all awards under the 2014 Incentive Plan from 500,000 to 2,940,000 to account for the additional shares of Common Stock underlying our Series E Convertible Preferred Stock;

•	Increase the number of shares of Common Stock that may be issued under all incentive stock options under the 2014 Incentive Plan from 500,000 to 2,940,000 to account for the additional shares of Common Stock underlying our Series E Convertible Preferred Stock; and

•	Add an evergreen provision whereby the amount of shares of available for grant under all awards under the 2014 Incentive Plan would adjust automatically on the first day of each fiscal quarter to an amount equal to the greater of (i) fifteen percent (15%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal quarter or (ii) 2,940,000 shares of Common Stock.

A copy of the Amended 2014 Incentive Plan is attached to this proxy statement as Appendix B , which is marked to show changes from the previously approved 2014 Incentive Plan, is attached to this proxy statement as Appendix B and is incorporated herein by reference.

The Board approved the 2014 Incentive Plan on September 5, 2014, pursuant to which 500,000 shares of Common Stock were reserved for issuance pursuant to the grant of stock awards to employees, officers, consultants, advisors and non-employee directors. Options are granted at an exercise price determined by the Compensation Committee of the Board of Directors, which, unless a substitute award, may not be less than the fair market value of the stock on the date of grant. Vesting terms and expiration are also approved by the Compensation Committee. Under the 2014 Incentive Plan, approximately 363,216 shares were available for future option grants as of February 28, 2015.

As of February 28, 2015, the Board of Directors has authorized the grant of a total of 703,034 stock options, having a total fair value of approximately $1.8 million, with certain options fully vested and the remaining options having remaining vesting periods ranging from three to four years. These options expire between February 14, 2020 and December 12, 2024.

We expect this proposal would allow us to continue to grant equity to our employees in connection with our annual incentive compensation, long-term incentive awards, and hiring and retention efforts for the duration of the 2014 Incentive Plan’s ten-year term, consistent with our past practices and the recent trading price of our shares of Common Stock.

Description of Amendment to the 2014 Incentive Plan

If this Proposal 3 is approved by the Company’s stockholders, Section 4(a) of the 2014 Incentive Plan will be updated to read as follows:

(a)	Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 2,940,000 Shares, which shall adjust automatically on the first day of each fiscal quarter to an amount equal to the greater of (i) fifteen percent (15%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal quarter or (ii) 2,940,000 shares of Common Stock. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below.

In addition, if the proposal is approved by the Company’s stockholders, Section 6(a)(iv)(A) of the 2014 Incentive Plan will be updated to read as follows:

(A)	The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 2,940,000 Shares.

Overview of Proposal 4

In order for the Company to continue to make awards under the 2014 Incentive Plan that qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the 2014 Incentive Plan (and in particular, the material terms thereof, including the performance measures on which performance goals may be based and the individual dollar limitations on payments in any calendar year) must be approved by the stockholders of the Company.

Section 162(m) of the Code (“Section 162(m)”) generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1,000,000 paid in any fiscal year to certain “covered employees” unless, among other exceptions, such compensation is considered “performance-based” in accordance with Section 162(m). Under Section 162(m) as currently interpreted by the Internal Revenue Service, the group of “covered employees” as of the end of any taxable year consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The 2014 Incentive Plan is designed to permit the Compensation Committee to issue awards that qualify as “performance-based” under Section 162(m), provided the procedures associated with them comply with all of the requirements of Section 162(m). 2014 Incentive Plan awards other than options and stock appreciation rights, referred to as “full value awards,” will only be treated as qualified performance-based compensation under Section 162(m) if the awards are conditioned upon the achievement of certain performance goals during a specified performance period.

Among the requirements that must be satisfied if compensation provided under the 2014 Incentive Plan in connection with full value awards is to qualify as performance-based compensation under Section 162(m) is that the material terms under which the compensation is to be paid, specifically the nature of the performance goals and the maximum amounts that may be paid to any employee, must be approved by our stockholders. Section 162(m) also requires that such material terms must be re-approved by our stockholders at least every five years.

The nature of the performance goals (“Performance Goals”) is discussed more fully above in the Description of the 2014 Incentive Plan under “Performance Goals under the 2014 Incentive Plan.” The annual limit on share-denominated awards and cash-denominated awards intended to represent “qualified performance-based awards” are described above under “Limits on Awards under the 2014 Incentive Plan.” Shareholder approval of the Performance Goals for purposes of awards intended to qualify as performance-based compensation under Section 162(m) includes approval of the business criteria on which performance goals are based and the maximum awards that may be made to any individual

If the Performance Goals are approved, the Company will be able to structure annual and other incentive awards in a manner that should qualify for the performance-based compensation exemption from the deduction limitations of Section 162(m) of the Code. However, neither the 2014 Incentive Plan nor this Proxy Statement is intended to ensure that the compensation we pay to our executive officers or other employees qualifies as performance-based compensation. There are a number of requirements that must be met in order for particular compensation to qualify as performance-based compensation and, as such, there can be no assurance that such compensation under the 2014 Incentive Plan will be fully deductible under all circumstances. Moreover, there is no guarantee that the terms of the 2014 Incentive Plan or the compensation provided pursuant thereto will comply with the requirements of performance-based compensation. In addition, other awards under the 2014 Incentive Plan may or may not qualify depending on the terms of the awards and we currently have, and intend to retain, the ability to provide compensation that is not exempt from the Section 162(m) deductibility limits.

Vote Required

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve each of Proposal 3 and Proposal 4. Abstentions will have the same effect as votes against the proposals. Broker non-votes will have no effect on the vote for the proposals.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the company vote FOR the amendments to the 2014 Incentive Plan to (i) expand the aggregate number of shares of Common Stock that may be issued under all awards under the plan from 500,000 to 2,940,000, including a similar increase in the number of shares of Common Stock that may be issued under all incentive stock options under the 2014 Incentive Plan, to account for the additional shares of Common Stock underlying our Series E Convertible Preferred Stock, and (ii) add an evergreen provision to the plan whereby the amount of shares of common stock available under the plan will adjust automatically each fiscal quarter.

The Board of Directors unanimously recommends that the stockholders of the company vote FOR the approval of the performance measures available under the 2014 Incentive Plan for the purpose of complying with section 162(m) of the Code.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Proposal 3 and Proposal 4.

PROPOSAL 5: Ratification of the selection of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015

Overview

We are asking the stockholders to ratify the selection of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. Mantyla McReynolds LLC audited the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013. Even if the selection is ratified, the Board or Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year we determine that such change would be in the best interest of the Company and its stockholders.

Representatives from Mantyla McReynolds LLC will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Mantyla McReynolds LLC each of the last two fiscal years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q, and fees billed for other services rendered by Mantyla McReynolds LLC during those periods.

	2014	2013
Audit Fees (1)	$160,871	$—
Audit-Related Fees (2)	54,167	—
All Other Fees	—	—

Total	$215,038	$—

(1)	Audit Fees consist of fees billed for the audit of the Company’s annual financial statements included in Form 10-K and services in connection with the Company’s various statutory and regulatory filings. Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q.
(2)	Audit-Related Fees consist of fees billed for consent or comfort letter procedures performed in conjunction with the Company filing a registration statement or completing financial transactions during the respective fiscal years.

Pre-approval Policies

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Mantyla McReynolds LLC. The Audit Committee has determined that the fees paid to Mantyla McReynolds LLC for services are compatible with maintaining Mantyla McReynolds LLC’s independence as our auditors.

Vote Required

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders of the company vote FOR the proposal to ratify the selection of Mantyla McReynolds LLC to serve as the company’s independent registered public accountants for the fiscal year ending December 31, 2015.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the proposal.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 2, 2016, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, in order for a stockholder proposal to be properly brought before an annual meeting, the stockholder must, in addition to any other applicable requirements, give written notice in proper form of such stockholder’s intent to bring a matter before the annual meeting, which notice must be received by the secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting. To be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by us between February 27, 2016 and March 28, 2016. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder proposals must be in writing and should be addressed to c/o Great Basin Scientific, Inc., Attention: Corporate Secretary, 2441 South 3850 West, Salt Lake City, Utah 84120. Except with respect to nominations for the election of directors, to be in proper form, each such notice must set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the class or series and number of shares of capital stock of the corporation entitled to vote at such meeting which are owned beneficially or of record by such stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the stockholder and the business proposed by such stockholder as would be required to be included in the proxy statement pursuant to the rules and regulations of the SEC; and (f) a representation as to the stockholder’s material interest in the business being proposed. In addition, the stockholder making such proposal must promptly provide any other information reasonably requested by the corporation.

It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

OTHER MATTERS

Upon written request addressed to our Corporate Secretary at 2441 South 3850 West, Salt Lake City, UT 84120 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2014 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Ryan Ashton

President and Chief Executive Officer

                    , 2015

APPENDIX A

Proposed Amendment to Article IV.A of the Seventh Amended and Restated Certificate of Incorporation

The text of the proposed amendment to Article IV.A of the Seventh Amended and Restated Certificate of Incorporation, marked to show changes to the current Article IV.A, is set forth as follows:

The total number of shares of capital stock the Corporation is authorized to issue is ~~Fifty-Five Million (55,000,000)~~ Two-Hundred and Five Million (205,000,000) shares, consisting of ~~Fifty Million (50,000,000)~~ Two-Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

A-1

APPENDIX B

The full text of the 2014 Incentive Plan, including marked changes to show the proposed amendments to Sections 4(a) and 6(a)(iv)(A), is set forth as follows:

GREAT BASIN SCIENTIFIC, INC.

2014 OMNIBUS INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

(g) “Company” shall mean Great Basin Scientific, Inc. and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” with respect to one Share as of any date shall mean (a) if the Share is listed on any established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares; (b) if the Shares are not so listed on any established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of a Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(p) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);

•	sales or revenue;

•	costs or expenses;

•	net profit after tax;

•	gross profit;

•	income (including without limitation operating income, pre-tax income and income attributable to the Company);

•	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);

•	earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales);

•	earnings per share (EPS) (basic or diluted);

•	earnings per share from continuing operations;

•	returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

•	margins (including one or more of gross, operating and net income margin);

•	ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);

•	budget comparisons;

•	unit volume;

•	stock price;

•	net working capital;

•	value creation;

•	market share;

•	market capitalization;

•	workforce satisfaction and diversity goals;

•	employee retention;

•	production metrics;

•	development;

•	implementation or completion of key projects;

•	strategic plan development and implementation.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

(s) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(t) “Plan” shall mean the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

(u) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(y) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa) “Share” or “Shares” shall mean the common stock, $0.001 par value, of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan).

(bb) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(cc) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations in Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended, subject to the limitations in Section 7; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law

(or any successor provision) and such other limitations under applicable exchange rules. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

(d) Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 2,940,000 ~~500,000~~ Shares, which shall adjust automatically on the first day of each fiscal quarter to an amount equal to the greater of (i) fifteen percent (15%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal quarter or (ii) 2,940,000 shares of Common Stock. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below.

(b) Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). Notwithstanding the foregoing, the following special rules shall apply with respect to share counting under the Plan:

(i)	If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation or Shares covered by an Award that are settled in cash, subject to the limitations in (ii) below), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)	Notwithstanding anything to the contrary in this Section 4(b), the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (C) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)	Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Award Limitations Under the Plan

(i)	Section 162(m) Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Stock Options, Stock Appreciation Rights or Performance Awards denominated in Shares, for more than 250,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)	Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any calendar year shall be $1,000,000 in value. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other stockholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii)	Limitation Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $250,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless sGruch Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than 10 years from the date of grant. Notwithstanding the foregoing, the Committee may provide in the terms of an Option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)	Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.

(iv)	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)	The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be ~~500,000~~ 2,940,000 Shares.

(B)	The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(C)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(D)	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(E)	The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(F)	Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)	Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)	Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)	Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount.

(ii)	Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Performance Award or other Award subject to performance-based vesting conditions prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(f) shall contain a purchase right or an option-like exercise feature.

(g) General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)

Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Where the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such permitted transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)	Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(vii)	Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

(viii)	Acceleration of Vesting or Exercisability. No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change-in-control event unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such change-in-control event.

Section 7. Amendment and Termination; Corrections

(a) Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)	amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)	make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A, and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i)	require stockholder approval under the rules or regulations of the Securities and Exchange Commission, The NASDAQ Stock Market or any other securities exchange that are applicable to the Company;

(ii)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan or otherwise cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to the Plan;

(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(vi) of the Plan;

(v)	permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(vi)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a)(ii) and Section 6(b).

(b) Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the

Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)	either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)	that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that, subject to Section 6(g)(viii), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the stockholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(e)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as may be adopted or amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on September 5, 2014. The Plan was approved by the stockholders of the Company on September 5, 2014, and the Plan shall be effective as of the date of such stockholder approval.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on September 5, 2024 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be granted under the Plan after the first stockholder meeting to occur in the fifth year following the year in which stockholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the stockholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY

GREAT BASIN SCIENTIFIC, INC.

2441 South 3850 West, Salt Lake City, Utah 84120

ANNUAL MEETING OF STOCKHOLDERS, MAY 27, 2015

(This Proxy is Solicited on Behalf of the Board of Directors)

The undersigned hereby appoints Ryan Ashton and Jeffrey Rona, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Great Basin Scientific, Inc. (the “Company”) held of record by the undersigned on April 15, 2015 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Salt Lake City Marriott City Center, located at 220 South State Street in Salt Lake City, UT at 9:00 a.m. local time, on Monday, May 27, 2015 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Annual Meeting may be obtained by going to http://Client.irwebkit.com/gbscience. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report on Form 10-K for the year ended December 31, 2014, which were furnished with this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

The Board of Directors recommends you vote FOR all two nominees listed and FOR proposals 2, 3, 4 and 5.

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. David Spafford	☐	☐	☐

	1b. Kirk Calhoun	☐	☐	☐

2.	Approval of an amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. to increase the number of shares of authorized common stock from 50,000,000 to 200,000,000	☐	☐	☐

3.	Approval of an amendment to the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan to expand the aggregate number of shares of common stock that may be issued under all awards under the plan from 500,000 to 2,940,000 to account for the additional shares of Common Stock underlying our Series E Convertible Preferred Stock, and to add an evergreen provision to the plan whereby the amount of shares of common stock available under the plan will adjust automatically each fiscal quarter	☐	☐	☐

4.	Approval of the performance measures available under the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986	☐	☐	☐

5.	Ratification of the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please	indicate if you plan to attend this meeting.	☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)